INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Finjan Holdings, Inc. on Form S-1 of our report dated June 3, 2013, with respect to our audits of the financial statements of Finjan, Inc. as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum llp

Marcum llp
New York, NY
July 16, 2013